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Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Hexcel Corporation on Form S-3 of our report dated February 27, 2004 relating to the financial statements of BHA Aero Composite Parts Co., Ltd. as of December 31, 2003 and 2002 and for each of the three years ended December 31, 2003 (which report expresses an unqualified opinion and includes an explanatory paragraph referring to BHA Aero Composite Parts Co., Ltd.'s ability to continue as a going concern) appearing in the Form 10-K of Hexcel Corporation for the year ended December 31, 2003.

We also consent to the reference to us under the heading "Independent Registered Public Accounting Firms" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte Touche Tohmatsu

Deloitte Touche Tohmatsu

Beijing, China
December 3, 2004

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  Exhibit 23.3
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM